Exhibit 10.15

Performance and Retention Agreement

THIS PERFORMANCE AND RETENTION AGREEMENT (hereafter referred to as the “Agreement”) is made and entered into as of September 6, 2005 (the “Effective Date”) by and between REMEC, Inc., a California corporation, (hereafter referred to as the “Company”), and David F. Wilkinson (hereafter referred to as the “Employee”). Company and Employee are each referred to as a “Party”, and collectively as “Parties.”

1.	Purpose.

The purpose of the Agreement is to provide an incentive payment to the Employee, currently employed by the Company as Director, Worldwide Tax in exchange for (i) the Employee’s continued employment with the Company after the Effective Date and until terminated by the Company for other than Cause (as defined in Section 2.2 below), and (ii) the execution of a general release of all claims against the Company on a form reasonably acceptable to the Company (“General Release”). Such incentive payment is in lieu of any other severance the Employee may be eligible to receive from the Company upon the termination of employment.

2.	Incentive Payment.

2.1 As an incentive and on condition that: (a) the Employee remain employed with the Company after the Effective Date and until terminated by the Company for other than Cause (as defined in Section 2.2 below), and (b) the Employee shall execute the General Release, the Employee shall earn an incentive payment equal to $150,000.00 (the “Incentive Payment”). The Incentive Payment shall be paid to the Employee on the date of termination of employment other than as set forth in Section 2.2 below.

2.2 If the Employee’s employment with the Company is voluntarily terminated by the Employee, or terminated by the Company for Cause (as defined herein) prior to the end of the term of this Agreement, the Employee shall be considered to have not earned any portion of the Incentive Payment. For purposes of this Agreement, “Cause” shall mean (i) any act of personal dishonesty taken by the Employee in connection with his or her responsibilities as an employee; (ii) a willful act by the Employee which constitutes misconduct and is injurious to the Company; (iii) a breach of the confidentiality obligations in Section 3.3 of this Agreement; or (iv) failure to maintain an satisfactory level of attendance and performance of the Employee’s job duties, including following all policies of the Company.

2.3 In the event that Employee is unable to perform his employment responsibilities as the result of a disability, and as a result is placed on a leave of absence under the Company’s Leave of Absence Policy or any Federal or State law, Employee shall be paid a pro-rata share of the Incentive Payment based on a twelve month period beginning on the Effective Date. Such pro-rata share shall be paid on the termination of employment.

3.	Other Provisions.

3.1 The Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its of choice of laws. All amounts payable hereunder shall be subject to applicable federal, state and local tax withholding.

3.2 Nothing in this Agreement will be deemed to alter the at-will status of Employee’s employment with the Company.

3.3 Employee agrees to keep the existence of this Agreement, the terms of this Agreement, and any Transaction that they may become aware of confidential and not to disclose the same to anyone except to their spouse, attorneys, tax consultants or as otherwise required by law, and agrees to take all steps necessary to assure confidentiality by those recipients of this information. Breach of this obligation by Employee shall be grounds for termination of employment for Cause as defined herein. In addition, Employee agrees that, in addition to all other remedies provided at law or in equity for breach of this obligation, the Company shall suffer immediate and irreparable harm, and Company shall be entitled to injunctive relief against such disclosure without the necessity of posting a bond.

3.4 Except as otherwise provided herein, this Agreement represents the entire understanding between the Company and the Employee with respect to the Incentive Payment, and supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

IN WITNESS WHEREOF, the Parties hereto have executed this Performance And Retention Agreement effective as of the day and year first above written.

REMEC, Inc., A California corporation

By:	/s/ Donald J. Wilkins	/s/ David F. Wilkinson
	Donald J. Wilkins	David F. Wilkinson
Senior Vice President, General Counsel and Secretary

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